UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2011

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In a press release dated July 5, 2011, Steinway Musical Instruments, Inc. (the “Company”) announced that in connection with an unsolicited proposal made by certain members of management, including Kyle R. Kirkland, to acquire the Company’s band and online music divisions, Mr. Kirkland agreed to step down as the Company’s Chairman of the Board and Michael T. Sweeney has been appointed as the Company’s new Chairman. The Company and Mr. Kirkland entered into a Succession Agreement which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.  A full text of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

In a press release dated July 5, 2011 the Company announced that certain members of management have made an unsolicited proposal to acquire the Company’s band and online music businesses. The Company’s Board of Directors has appointed a Special Committee to consider this proposal and seek strategic alternatives. A full text of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Succession Agreement dated July 1, 2011 between Steinway Musical Instruments, Inc. and Kyle R. Kirkland

99.1	Press release dated July 5, 2011 announcing a new chairman and an unsolicited proposal for Steinway Musical Instruments, Inc.’s band and online music divisions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 6, 2011	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina

	Name:	Dana D. Messina
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Succession Agreement dated July 1, 2011 between Steinway Musical Instruments, Inc. and Kyle R. Kirkland

99.1	Press release dated July 5, 2011 announcing a new chairman and an unsolicited proposal for Steinway Musical Instruments, Inc.’s band and online music divisions